UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

BEE REAL ESTATE TRUST LLC
(Exact name of registrant as specified in its charter)

Florida	83-2574996

(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation) (IRS Employer
Identification No.)	34236

1718 Main Street Suite 200A	(Zip Code)

Sarasota Florida
(Address of principal executive offices)

Registrant's telephone number, including area code: (786) 3814444

Securities to be registered pursuant to Section 12(b) of the Act:

Bee Real Estate Trust LLC (BRET) digital tokens
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐	Large accelerated filer	☒	Non-accelerated filer
☐	Accelerated filer	☒	Smaller reporting company
☒	Emerging Growth Company

(Do not check if a smaller reporting company)

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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EXPLANATORY NOTE

BEE REAL ESTATE TRUST LLC (B.R.E.T.) is filing this General Form for Registration of Securities on Form 10, which we refer to as the Registration Statement, to register its B.R.E.T. digital tokens (“BRET”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Unless otherwise mentioned or unless the context requires otherwise, when used in this Registration Statement, the terms "B.R.E.T.”, “Company,” "we," "us," and “our” refer to BEE REAL ESTATE TRUST LLC, a Florida company.

We have filed this registration statement on Form 10 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to provide current information to holders of BRET Tokens who are potential claimants against the Company pursuant to Section 12(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Once this Registration Statement is effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act. We are also a “smaller reporting company” as defined in Exchange Act Rule 12b-2. As a result, we are eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. For implications of our status as smaller reporting company and as an emerging growth company, please see the section titled “Business — Emerging Growth Company” of this Registration Statement.

The purpose of this filing is to present our BEE Real Estate (B.R.E.T.) project, its innovative features and business model, advantages, geography and perspectives as well as its B.R.E.T. token architecture in connection with the proposed Security Token Offering (STO). In the acronym, BEE stands for Building • Environment • Energy, that is, creating new healthy living environment by planning, designing and constructing a modern home with the best regional materials, construction teams, architects and financial/legal advisers. BEE Real Estate is a trust and holding company with assets including substantial plots of land in several countries where it intends to make profit by investing in real estate to meet the demand for self-build and custom housebuilding.

The information set forth in this filing may not be exhaustive and does not imply any elements of a contractual relationship. Its sole purpose is to provide relevant and reasonable information to potential investors in order for them to determine whether to undertake a thorough analysis of the company with the intent of acquiring B.R.E.T. tokens. It includes clauses on expectation of profits, provides list of countries excluded from the participating in the upcoming STO, and records rights and benefits associated with B.R.E.T. security token ownership. All relevant legal information including the privacy policy of the company and the scope and usage of data stored within the systems of the STO during token sales events is contained in the Token Purchase Terms & Conditions and the Token Purchase Agreement.

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The B.R.E.T. token entitles token holders to receive profits from their investments. The token is, as such, subject to certain restrictions under U.S. security laws. Our goal is to offer a fully SEC-compliant STO. All relevant legal information is contained in the Token Purchase Terms & Conditions and the Token Purchase Agreement. Certain statements, estimates and financial information contained herein constitute forward-looking statements or information. Such forward-looking statements or information concern known and unknown risks and uncertainties, which may cause actual events or results to differ materially from the estimates or the results implied or expressed in such forward-looking statements.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Registration Statement, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words "anticipate," "believe," “estimate,” "expect," “intend,” "may," "plan," “predict,” "project," "target," "potential," "will," "would," "could," "should," “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this Registration Statement that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make,

You should read this Registration Statement and the documents that we have filed as exhibits to this Registration Statement with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Registration Statement are made as of the date of this Registration Statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law. SWOT Analysis - This acronym stands for Strength, Weaknesses, Opportunities, Threats, and its presence in the White Paper usually suggests that the team engaged in the STO knows the problem, the best possible solution, perspectives and risks.

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The problem that Bee Real Estate Trust LLC. is solving is the complexity of affordable home ownership globally. There are myriads of circumstances but at the end we come to the situation when a family or a single individual wants to have their own home but cannot make this dream come true. Why? The key words here are down payment and mortgage. And if a minimal cash investment - a down payment - of, say, as low as 3.5% (US) and up to 30% (Europe) of the purchase price (which is a condition of the Federal Housing Administration or FHA loan approval, for example) may be feasible although this money is required to be verified by the lender as having come from an approved source, the rest can be a real problem.

The requirements to qualify even for a FHA loan include at least 580+ credit score (with a FICO score of 500-579 the down payment is 10%); an appraisal must be done by an FHA-approved appraiser; a potential borrower must have a 43% maximum debt-to-income ratio, in some cases 50%; mortgage insurance (mortgage insurance premium or MIP) is always required - there are two types of mortgage insurance you will pay: an annual MIP and an up-front mortgage insurance premium of 1.75%; an applicant must have steady employment and be able to prove income with recent tax returns, W2s and pay check stubs, plus there must be minimum two years of employment history; finally, the borrower must occupy the home as primary residence with non-occupying co-borrowers allowed. If after any period of time a borrower defaults on an FHA mortgage, it is foreclosed on and the Department of Housing and Urban Development (HUD), a branch of the US federal government, will pay the balance to the lender and take possession of the property.

With banks and other private lenders, they will typically require a borrower to provide a 20% down payment of the property’s purchase price and if the borrower is unable to do it, such lenders will look at the loan as the riskier investment and will require the borrower to take out Primary Mortgage Insurance, or PMI. This is the lenders’ protection in the event that you default on your primary mortgage and the home end up going into foreclosure.

Real estate crowdfunding has recently gained popularity across geographies and in the United States following the Jumpstart Our Business Startups (JOBS) Act in 2012. While initially the Act opened the door for accredited investors only, that is, with a net worth of at least a US$1m, the rules were relaxed by the SEC in 2017 to allow US crowdfunding platforms to raise funds from accredited and non-accredited investors alike. While these successes are encouraging, they remain extremely limited in scale. Besides their relative novelty, the reason is because crowdfunding platforms suffer from two limiting factors. First, they generally cannot invest in existing real estate assets, least they’d become investment companies and sell securitized assets. They generally only finance new property developments. Second, their investment cannot be traded daily like a stock, and are therefore highly illiquid. Depending on the nature of the project, investors can expect to have their money tied up in an investment to up to seven years. In short, the current options available to invest in real estate are costly, inefficient and risky.

But blockchain is evolving into a new phase of our technological society. It is developing exponentially like other life-changing technologies, similar to the Internet. Different non-traditional ways of making money, presenting projects and bringing new ideas to light every day is what makes the cryptocurrency world so interesting.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this Registration Statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission, or SEC. You may read and copy this information, for a copying fee, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the website maintained by the SEC at http://www.sec.gov.

When this Registration Statement is effective, we will make available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports. All information including the White Paper in full as well as all information on the company and the officers can be found on our official website: https://www.bret.investments

BEE Real Estate Trust LLC (B.R.E.T.) is a company registered and located in Sarasota, Florida, USA. The company currently owns 217 plots of land in Europe and South Africa for the construction of houses with a combined value of 67,360,551.39 sqf.

The basic idea of this project is to provide international investors with an opportunity to benefit from the real estate market thanks to an innovative scheme of facilitating B.R.E.T. token holders’ acquiring proprietorial rights through the leasing contract on modern sustainable homes that almost anyone can afford in various geographical areas of customers’ choice.

The minimal capital also known as the soft cap being initially raised to start business within this STO is 1,6 million US dollars.

Security Token Offerings are the hottest thing in the crypto-verse and arguably the most intriguing part of the crypto-verse is the underpinning technology: the blockchain. ‘Blockchain, on which the likes of Bitcoin and Ethereum run,’ notes Nigel Green, one of the crypto-professionals and the CEO of deVere Group, ‘is redefining how we make transactions and how and what we trust. It is truly revolutionary technology. This is because it is a distributed, decentralized, immutable ledger and database of transactions. Each block of data contains records of previous transactions, creating an exhaustive chain of record.’ Our BEE Real Estate Trust’s project merges traditional real estate business with non-traditional financial solutions and this revolutionary blockchain technology.

As an investment holding company, Bee Real Estate Trust LLC. does not produce goods or offer services itself but acts as a holding company by owning 100 percent interest in its subsidiaries in Austria, Belgium, Poland, Slovakia, Cyprus, Germany, South Africa, Thailand and the USA, each incorporated as an LLC. Its ownership units are not and are not going to be ‘tokenized’. The funds from the STO are being raised exclusively for the execution of the project.

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The B.R.E.T. team consists of international experts and advisors with considerable business experience including real estate finance, construction and management. The team will focus its investments initially on the areas which have shown impressive growth in the past few years and which have proven resilient to market fluctuations. The team will take advantage of its subsidiaries’ extensive network of local real estate relationships, builders, and contractors to develop lucrative projects and access off-market deals. Its business strategy will involve a multi-step plan that will first concentrate on building long-term income producing properties beginning in Europe and South Africa and then expanding to other countries later using accumulated funds on more aggressive, high-yield investments like top-class eco-friendly villas, our exclusive line for discerning homebuyers. The revenues generated from the business will be used to invest in additional properties and to buy back B.R.E.T. tokens on the open market. These repurchased tokens will be removed from circulation reducing the total supply of tokens and increasing their value.

Although theoretically some fluctuations are possible, between the profit potential of the properties our subsidiaries construct and sell or rent and the real estate the company purchases, and the ever-diminishing number of tokens in supply as the buyback system is implemented, each token’s value will increase driving returns for investors. In terms of forecasts, an acute shortage of affordable homes, for example in the US, will continue, according to a majority of property market analysts polled by Reuters. The shortage is driving prices up faster than inflation and wages growth. Based on this poll, the CNBC reports that US house prices are going to rise at twice the speed of inflation and pay. That means house prices are forecast to rise 4.3 percent in the first half of 2019 and 3.6 percent in 2020.

Usually, another potential hurdle for home buyers are rising mortgage rates. According to the same Reuters poll, the average 30-year mortgage rate with banks and other private lenders will rise to 4.60 percent and then touch 5.0 percent by end-2019.

In the Bee Real Estate Trust LLC’s. financial model, there is no down payment and no mortgage. And for the B.R.E.T. token holders there are many ways to make money.

STRENGTH

Security tokens also known as equity tokens are a regulated way of adding an extra value to the project that already has a proven solid base. Unlike utility tokens, security tokens don’t need to have a “utility”, their advantage is that they represent a real share of the company or its business. When we talk about security tokens, that’s where traditional stocks and the blockchain find the way of getting together. The strength of this particular project is that it puts all its participants in a win-win situation because it operates in the real estate market with the issuing company backed by sizeable parcels of real property that it owns.

A minimal investment in B.R.E. tokens is the equivalent of $75,000 when made in fiat money, but is only $24,300 (that is, 10,800 BCH) if you pay in BEE Cashback Home (BCH) tokens. Twelve months after our soft cap is reached, all B.R.E.T. token holders receive a fixed interest of 4% per annum (which is $3,000 pa with a minimal investment of $75,000), which is credited to their account with B.R.E.T., plus various additional bonuses. The interest is guaranteed by the own capital of the issuing company with fully owned subsidiaries (real estate companies) in five countries in addition to major construction projects in another two combined with the ownership of vast plots of land for construction. And since this new way of contributing to a project or asset is SEC regulated, there will be fewer worries for new people entering the market.

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The project offers several innovative solutions to many existing problems. For example, our customers do not need to make any down payment, apply for a loan or pay mortgage when they want to realize their dream of buying a house. You just pay a 12-months-rate deposit and move in. This is similar to a lease-to-own house contract, that is, a long-term lease combined with an option to purchase the property within a specified period. This specified period, or the term of the lease duration is not negotiable and is set at 40 years although a tenant can acquire the property already after 10 years.

An individual enters into a long-term lease to acquire the security of property ownership, which is theoretically indefinite, without actually having to purchase the property. There can be many reasons to lease rather than purchase real estate, one of them being that rented property is exempt from execution. Another, that a decision to forfeit the option (to purchase the house) will not result in foreclosure proceedings and will not impact the tenant’s credit history. However, the most common reason to enter into a long-term lease to avoid an outright sale or purchase of a property is due to the fact that it is forbidden. For example, some countries only permit citizens to own land, so non-citizens who wish to reside in those countries typically enter into long-term leases. Also, long-term leases have the benefit of locking in a particular (as a rule, rather low) lease payment or even offer a flat rate whereas a mortgage payment or a short-term lease will fluctuate with interest rates and the real estate market. And for B.R.E. token holders, even a rather low fixed lease payment in fiat currency can be further leveraged when the token price is appreciated as the company makes money and scales, or simply due to annual interests and bonuses.

Whether you want to build your own home, get involved in a lease-to-own house contract, invest in a new development or simply hold tokens that support this international and well-diversified business, it is not possible to lose money. Buying and selling shares in the stock market can affect your wealth, but B.R.E. token holding will only increase it. Because B.R.E.T.s are SEC-approved security tokens, it will be easy for investors to buy and sell them, and they will enable issuers to take advantage of the operational efficiencies of the blockchain.

WEAKNESSES

We have spent considerable time analyzing any possible weaknesses of this project and even asked two independent analysts to do it. As a result, some serious flaws were corrected but the whole project structure may still seem too bulky because it encompasses activities that range from the purchase of raw land to the construction and sale or lease of housing units covering several geographically remote locations. It also includes a variety of sub-projects involving a considerable number of qualified personnel. On the other hand, with prospective good results of the seed investment, these problems should be possible to overcome with focused and tenacious execution. Besides, in the age of Internet, digital communication and supersonic travel, long distances, different time zones and foreign languages are no problem.

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Item 1.                 Company Filing the Form 10

Bee Real Estate Trust LLC was formed under the laws of the United States, Florida in November 2018. Our principal executive office is located at 1718 Main Street Suite 200A | 34236 Sarasota Florida, USA and the phone number is 786.381.4444.

Item 2.                 Creation of BRET Tokens

We created 1,000,000,000 BRET Tokens on the Ethereum network on ERC-20 standard. The smart contract is created the way that all issued tokens once transferred for the first time from the creator’s wallet cannot be moved for a period or 36 months. We accept wire transfer as well as payment in crypto currency but only BCH (Bee Cashback Home Tokens).

Item 3.                 What is BRET?

Our technical team programmed the smart contract based on the technical specifications outlined in the White Paper used in connection with the offer and sale of BRET Tokens.

Item 4.                 What is ERC-20?

ERC-20 is a technical standard used for smart contracts on the Ethereum blockchain for tokens. ERC stands for Ethereum Request for Comment, and 20 is the number that was assigned to this request.

Item 5.                 What is a Smart Contract?

A smart contract is a computer protocol intended to digitally facilitate, verify, or enforce the negotiation or performance of a contract. Smart contracts allow the performance of credible transactions without third parties. These transactions are trackable and irreversible.

Item 6.                 Use of Tokens

All BRET Security Token holders receive 4% revenue on the initial investment. The sales rate for each BRET Token is 1.50$ (one dollar and fifty cents). The participation in the crowd sale is only possible for accredited investors starting from 75,000$ in fiat or 10.800 BCH in crypto (1 BCH = $2.25). A full KYC (Know Your Customers) as well as a due diligence check by our DDRM (Due Diligence and Risk Management) department led by the expert and PHD holder and AML (Anti-money laundering) compliance. Additionally, Bee Real Estate Trust LLC pays out 30% of net profit to all investors divided by all sold BRET Tokens held by each investor no more than 2000 accredited investors and no more than a maximum of 750,000,000 BRET Tokens in circulation.

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Item 7.                 Risk Factors

There are risks and threats in any business and this real estate development project is no exception. Real estate is the pre-eminent asset class that will be most impacted by global monetary conditions and investment activity. Notwithstanding operational risks – fluctuations in costs (acquisition, site improvement, labor, materials, finance, administration, marketing and development), lack of supply of skilled labor, land availability in the area of interest, the demand for housing and other business and structural changes affecting the industry as a whole, – there are bureaucratic and technological threats.

For example, a so-called BitLicense, issued by the New York State Department of Financial Services, which places regulations on any company or person that uses cryptocurrencies residing in New York, came into effect in August 2015. At least ten Bitcoin companies announced they were stopping all business in New York State because of the new regulations. By November 2018, only twelve companies from the USA, Japan and Hong Kong had been awarded BitLicense. The fact that blockchain businesses require state-by-state licensing in the US, is clearly acting as a deterrent for blockchain businesses to operate in the country.

One of the threats is that other bigger competitors could move into the space Bee Real Estate Trust LLC. is trying to create. Never mind, competition is good for business. Among other things, competition leads to innovation. If you’re the only player in your field, it can be difficult to improve. And if you’re working in a crowded market, you won’t succeed by doing what everyone else does. Healthy competition encourages change that will distinguish your company from others through technology, product alterations or by improving the customer experience, according to Forbes.

What will happen, although it is highly unlikely, if one day there is a complete change of regulation or even ban on cryptocurrencies and blockchain as the public transaction ledger? As one crypto analyst has put it, ‘I hope that if cryptocurrency is threatened, that those in the United States, including myself, are capable of agreeing on a form of government which is most beneficial to everyone, and that produces the most wealth and economic progress. I believe this form of government is one, which doesn’t ban cryptocurrencies’.

China, however, has banned holding, trading and mining cryptos completely and altogether. UK and Canadian banks will freeze your account if they find out you’ve been getting fiat payments into your bank account for selling cryptos on external platforms. But yet, none of those bans and restrictions had slowed down the pace at which cryptocurrencies are expanding forward. ‘It won’t make a difference whether they’re banned or not,’ a Bitcoin advocate wrote. ‘Opposite to that, it should make them more wanted and desired which isn’t a bad thing after all. In my opinion though, it will never happen they get banned.’

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Anyway, if cryptocurrencies are banned, an alternative solution will be created by Bee Real Estate Trust LLC for its real estate development project.

Item 8.                 Properties

During the filing of this form Bee Real Estate Trust LLC holds the following 100% stack in the following companies:

- B.R.E.T. Poland

- B.R.E.T. Austria

- B.R.E.T. Europe

- B.R.E.T. South Africa

- B.R.E.T. Thailand

- B.R.E.T. Germany

- B.R.E.T. USA

- B.R.E.T. China

Bee Real Estate Trust LLC is holding the following trademarks:

- Bee Cashback Home powered by Greenfinity

- BEE APP

- BEE Home Center

- BEE Trust Bank

- BEE Energy

- BCH Token

- BRE Token

Bee Real Estate Trust LLC is holding the following design patent applications:

- BCH Coin

- BRE Coin

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Item 9.                 Security Ownership of Certain Beneficial Owners and Management

The final allocation is set up as follows:

750.000.000 investors

200.000.000 Bee Real Estate Trust LLC

20.000.000 legal costs

30.000.000 PR, advertising, marketing

Maximum supply:	1,000,000,000

Circulating supply (STO):	750,000,000

Soft Cap:	US$1,600,000

Hard Cap:	US$1,050,000,000

Token standard:	ERC-20

Minimum investment in US$:	75,000 (= 50,000 BRE)

Minimum investment in BCH:	10,800 (= US$24,300 = 16,200 BRE)

Accepted FIAT currencies:	USD

Accepted crypto:	BCH (Bee Cashback Home)

Item 10.                 Directors and Executive Officers

Bee Real Estate Trust LLC is currently held by the following individuals and companies:

43.25% Dennis Dewall (CEO, plus voting rights);

20% Dirk Van Leare (VP, plus voting rights);

20% Christian Nuster (CFO, plus voting rights);

2% CB Consulting s.r.o. (company owned by Mr. Helmut Rohacek, no voting rights);

6.75% Techpirates LLC (company owned by Mr. Michael Shariff, no voting rights); and

8% Dwellincon Ltd. (company owned by Mr. Christian Nuster and Mrs. Karin Truzla, no voting rights).

TOTAL: 100%

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Item 11.	Executive Compensation and profit-sharing plan

B.R.E.T. token holders (Investors) receive a 4% revenue on the initial investment per year as well as an additional bonus revenue of 30% of the net profit of Bee Real Estate trust shared and calculated cumulatively on each B.R.E.T. token in circulation. The remaining 70% of the net profit will be used for further development and investments.

Item 12.	Certain Relationships and Related Transactions, and Director Independence

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” involving Intel or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or a greater than 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. Intel has adopted written policies and procedures that apply to any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

any charitable contribution, grant, or endowment by Intel or the Intel Foundation to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts, or any matching contribution, grant, or endowment by the Intel Foundation;

compensation to executive officers determined by the Compensation Committee;

compensation to directors determined by the Board;

transactions in which all security holders receive proportional benefits; and

banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

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Intel personnel in the Legal and Finance departments review transactions involving related persons that are not included in one of the preceding categories. If they determine that a related person could have a significant interest in such a transaction, the transaction is forwarded to the Audit Committee for review. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Audit Committee reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person’s interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

Since the beginning of 2019, there were no related-person transactions under the relevant standards.

Item 13.	Legal Proceedings

No legal proceedings

Item 14. Profit sharing plan

To foster token holder identification with the organization’s success, the aliquot interest yield of 30% shall be paid to all BRET token holders after the holding period of 36 months.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Description of Registrant’s Securities to be Registered

We are registering on this Registration Statement only our BRET Token (Bee Real Estate Trust Security Token)

Item 17.	Voting Rights of BRET Tokens

Token holders have no legal voting rights.

Item 18.	Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 19.	Financial Statements and Supplementary Data

The information required by this item will be provided later.

Item 20.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no disagreements with our independent auditors on accounting or financial disclosures.

Item 21.	Intellectual Property

BEE REAL ESTATE TRUST LLC generally relies upon common law copyright, trademark, trade secret laws, and other intellectual property laws worldwide to protect and maintain its proprietary rights for its technology and products.

BEE REAL ESTATE TRUST LLC maintains a policy requiring our employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements to protect its software, documentation and other proprietary information.

Notwithstanding the steps BEE REAL ESTATE TRUST LLC has taken to protect its intellectual property rights, third parties may infringe or misappropriate its proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies BEE REAL ESTATE TRUST LLC employs in its products, software and services built on blockchain technology.

Item 22.	Research and Development

BEE REAL ESTATE TRUST LLC itself had substantial investments into research and development expenses during fiscal year 2018 and in 2019 in developing the blockchain software-based tracking solution described herein.

Item 23.	Employees

Except for our officers and directors, we have no employees. We do, however, engage the services of various independent contractors from time-to-time to help us implement our business plan, including independent contractors working on the continued development of our computer software.

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Item 24.	Emerging Growth Company

We are and we will remain an “emerging growth company” as defined under The Jumpstart Our Business Startups Act, or the JOBS Act, until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1.07 billion, (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt securities, or (iv) the date on which we are deemed a “large accelerated filer” (with at least $700 million in public float) under the Exchange Act of 1934.

As an “emerging growth company”, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

Only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis” disclosure;

Reduced disclosure about our executive compensation arrangements;

No requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide you may be different from what you might receive from other public companies in which you hold securities.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and that had a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a smaller reporting company, at such time as we cease being an emerging growth company, the disclosure we will be required to provide in our SEC filings will increase, but it will still be less than it would be if we were not considered either an emerging growth company or a smaller reporting company. Specifically, similar to emerging growth companies, smaller reporting companies are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

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Item 25.	Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis should be read in conjunction with our combined financial statements and related notes. The following discussion includes forward-looking statements about our business, financial condition and results of operations, including discussions about managements expectations for our business. These statements represent projections, beliefs and expectations based on current circumstances and conditions and in light of recent events and trend and should not be construed either as assurances of performance or as promises of a given course of action. Instead, various known and unknown factors are likely to cause our actual performance and managements actions to vary, and the results of these variances may be both material and adverse. See “Forward-Looking Statements.”

Results of Operations

The following comparative analysis of results of operations for 2018 is based on the comparative audited combined financial statements, footnotes, and related information for the periods identified. This analysis should be read in conjunction with the combined financial statements and the notes to those statements that are included elsewhere in this Registration Statement.

We will provide table to show our results of operations for the periods indicated. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

Item 26.	Recently issued and adopted accounting pronouncements

The Company has evaluated all recently issued accounting pronouncements and believes such pronouncements do not have a material effect on the Company's financial statements.

Item 27.	Off-Balance Sheet Arrangements

We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency forward contracts. Furthermore, we do not have any retained or contingent interest in assets transferred to an uncombined entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in an uncombined entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

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Item 28.	Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP, and our discussion and analysis of its financial condition and operating results require our management to make judgments, assumptions and estimates that affect the amounts reported in its combined financial statements and accompanying notes. Management bases it estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of the asset and liabilities. Actual results may differ from these estimates and such differences may be material.

Revenue Recognition

We adopted ASU 2014-09, “Revenue from Contracts with Customers” on January 1, 2018, which did not have any impact on the timing and amount of revenues.

The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date,

We recognize deferred tax assets to the extent that management believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If management determines that we would be able to realize its deferred tax assets in the future in excess of its net recorded amount, management would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

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We are required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. BEE REAL ESTATE TRUST LLC will file an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. Derecognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces net assets. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax Jaws, regulations and -interpretations. We recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income taxes payable, if assessed. No interest expense or penalties have been recognized.

Software Development Costs

We expense software development costs associated with our blockchain software based tracking solution modules as incurred until technological feasibility and marketability has been established, generally with our release of a beta version, at which time we capitalize such costs until general release.

Indefinite Life Intangible Assets — Cryptocurrencies

We initially record Cryptocurrency when received at cost, and subsequently adjust each reporting period to the lower of cost or fair value. We recognize an impairment charge on these assets arising from decreases in market value based upon Level 2 inputs, being actively traded exchange’s closing prices at each reporting date, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, Such impairment in the value of cryptocurrencies is recorded as operating expenses in the combined statements of operations.

We realize gains and losses upon sale or transfer of cryptocurrencies and are recorded under other income (expense) in the combined statements of operations. We use cryptocurrencies to make payments to vendors and convert cryptocurrency holdings to other cryptocurrencies and US dollars as needed to fund our operations. The gains and losses recognized from non-cash transactions are reflected as adjustments to reconcile to operating cash flows in our combined statements of cash flows.

Contingencies

We record contingent liabilities resulting from asserted and unasserted claims when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Contingent liabilities are disclosed when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. The process of estimating probable losses requires professional judgment in the analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts.

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Item 29.	Security Ownership of Certain Beneficial Owners and Management

BRET Tokens

As of June 30, 2018, there is no beneficial ownership of our BRET Tokens, by:

each stockholder known by us to own beneficially 5% or more of our outstanding BRET Tokens;

each director;

each named executive officer;

all of our executive officers and directors as a group; and

each person, or group of affiliated persons, who is known by us to beneficially own more than 5% or more of our outstanding BRET Tokens.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our BRET Tokens and any tokens subject to options that are currently exercisable or exercisable within 60 days of June 30, 2018 that are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the BRET Tokens beneficially owned by them, subject to community property laws, where they live.

Item 30.	Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

(1)	had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses),

(3)	has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

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(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (3)(i) above, or to be associated with persons engaged in any such activity;

(5)	has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any Federal or State securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a) (26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Item 31. Executive Compensation

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2018, certain information regarding the compensation earned by the Company’s named executive officers.

Director Compensation
Directors do not receive compensation for serving as a Director of the Company.

Stock Option Plan [or Equivalent for BRET Tokens] and other Employee Benefits Plans
The Company does not maintain a formal Stock Option Plan or other Employee Benefit Plans at the moment. Informally, we have reserved 10,000,000 BRET Tokens for issuance under Employee Benefit Plans.

Overview of Compensation Program
We currently do not maintain a Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable, and competitive.

Compensation Philosophy and Objectives

The Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. As a result of the size of the Company, the Board evaluates both performance and compensation on an informal basis.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct.

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Item 32.	Ordinary Shares

Our Ordinary Shares are Common Stock equivalents.

Item 33.	Market Information

The Ordinary Shares of the Company do not trade on any market.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not currently maintain any Equity Compensation Plans with Ordinary Shares.

Item 34.	Voting Rights of BRET Tokens

Token holders have no legal voting rights.

Item 35.	Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 36.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no disagreements with our independent auditors on accounting or financial disclosures.

BEE REAL ESTATE TRUST LLC
Notes to Combined Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

We have prepared the accompanying financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). All inter-company transactions and balances between and among these entities have been eliminated in combination.

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Cash Equivalents and Concentration of Cash Balances

We consider all highly liquid securities with an original maturity of three months or less when acquired to be cash equivalents. Our cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts payable and accrued liabilities, and mortgage loan payable approximate their fair values because of the short maturities and/or market interest of these financial instruments.

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable of unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level | - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or lability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or abilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

Intangible Assets

Digital Assets – Cryptocurrencies

We initially record Cryptocurrency when received at cost, and subsequently adjust each reporting period to the lower of cost or fair value. We recognize an impairment charge on these assets arising from decreases in market value based upon Level 2 inputs, being actively traded exchange’s closing prices at each reporting date, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such impairment in the value of cryptocurrencies is recorded as operating expenses in the combined statements of operations.

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We realize gains and losses upon sale or transfer of cryptocurrencies, and are recorded under other income (expense) in the combined statements of operations. We use cryptocurrencies to make payments to vendors and convert cryptocurrency holdings to other cryptocurrencies and US dollars as needed to fund our operations. The gains and losses recognized from non-cash transactions are reflected as adjustments to reconcile to operating cash flows in our combined statements of cash flows.

Software Development Costs

We expense software development costs associated with our blockchain software based tracking solution modules as incurred until technological feasibility and marketability has been established, generally with our release of a beta version, at which time we capitalize such costs until general release. Such software development costs have been reflected as a reduction to the BRET performance obligation.

Revenue Recognition

We adopted ASU 2014-09, “Revenue from Contracts with Customers” on December 22, 2018, which did not have any impact on the timing and amount of revenues. The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Due to the lack of authoritative guidance under GAAP, we account for our holdings in cryptocurrency as intangible assets. As a result, we initially measure the cryptocurrency at cost. Since there is no limit on the useful life of the cryptocurrencies, they are classified as indefinite-lived intangible assets.

Indefinite-lived intangible assets are not subject to amortization, but rather are tested for impairment on an annual basis and more frequently if events or circumstances change that indicate that it is more likely than not that the asset is impaired. As a result, we recognize decreases in the value of our holdings in cryptocurrency. Both Bitcoin and Ether are traded on exchanges in which there are observable prices in an active market. We consider quoted prices below our carrying cost to be an impairment indicator. The quoted price and observable prices are determined by the Company using a principal market analysis in accordance with ASC 820, Fair Value Measurement.

We consider each cryptocurrency as a separate unit of account when evaluating cryptocurrencies for impairment. We track the weighted average unit cost of each cryptocurrency received or purchased, when performing impairment testing and upon disposition either through sale or exchanged for goods or services.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

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We recognize deferred tax assets to the extent that management believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If management determines that we would be able to realize its deferred tax assets in the future in excess of its net recorded amount, management would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

We are required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. BEE REAL ESTATE TRUST LLC files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. Derecognition of a tax benefit previously recognized results in us recording a tax liability that reduces net assets. However, management’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations. We recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income taxes payable, if assessed. No interest expense or penalties have been recognized.

Contingencies

We record contingent liabilities resulting from asserted and unasserted claims when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Contingent liabilities are disclosed when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. The process of estimating probable losses requires professional judgment in the analysis of multiple factors, in some cases including judgments about the potential actions of third party claimants and courts.

Recently Issued Accounting Standards

Cash Flows: In August 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments”, which addresses eight specific cash flow issues with the objective of reducing diversity in practice. This update is effective beginning in 2020 and should be applied using a retrospective transition approach. We currently are evaluating the effect this ASU will have on our combined financial statements.

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Leases: In February 2016, the FASB issued ASU No. 2016-02, “Leases”. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard will become effective for our fiscal 2019 combined financial statements. We expect to recognize ROU assets and related obligations on our combined balance sheet upon adoption.

NOTE 2: DIGITAL ASSETS - CRYPTOCURRENCIES

We settle liabilities using cash and, on occasion, cryptocurrencies. When cryptocurrency is transferred for cash, the transferred cryptocurrency is written off, and the difference between the cash received and the carrying amount of the cryptocurrency is recorded in earnings, when cryptocurrency is transferred for the settlement of liabilities, the difference between the liability extinguished and the carrying amount of the cryptocurrency is recorded in earnings.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 26, 2019	By: /s/ Dennis Dewall/

Dennis Dewall, President, Chief Executive Officer

(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

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